Filed Pursuant to Rule 433

Registration No. 333-180289

February 1, 2013

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012 or

ETF Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Buffered Accelerated Market Participation

SecuritiesTM (“Buffered AMPS”)

}	This free writing prospectus relates to four separate offerings:

–	Buffered AMPSTM linked to the S&P 500® Index

–	Buffered AMPSTM linked to the Russell 2000® Index

–	Buffered AMPSTM linked to the iShares® MSCI EAFE Index Fund

–	Buffered AMPSTM linked to the SPDR® S&P® Homebuilders ETF

}	18-month maturity

}	2x exposure to any positive return in the relevant reference asset, subject to a maximum return

}	Protection from the first 10% of any losses in the relevant reference asset

}	All payments on the securities are subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“Buffered AMPS” or, each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplements. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and either page S-1 of the accompanying Equity Index Underlying Supplement or page S-2 of the accompanying ETF Underlying Supplement, as applicable.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000 /
Per security / Total linked to the RTY	$1,000 /
Per security / Total linked to the EFA	$1,000 /
Per security / Total linked to the XHB	$1,000 /

1HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.50% and referral fees of up to 0.60% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 0.60% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-19 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM

(Buffered AMPS)

S&P 500® Index

Russell 2000® Index

iShares® MSCI EAFE Index Fund

SPDR® S&P® Homebuilders ETF

This FWP relates to four separate offerings of Buffered AMPSTM by HSBC USA Inc., each linked to the performance of a different Reference Asset as indicated below.

Reference Asset	Market Exposure	Ticker	Maximum Cap[1]	CUSIP
S&P 500® Index (“SPX”)	large-cap U.S. equities	SPX	9.50% to 13.50%	40432XAR2
Russell 2000® Index (“RTY”)	small-cap U.S. equities	RTY	14.00% to 18.00%	40432XAS0
iShares® MSCI EAFE Index Fund (“EFA”)	global developed markets equities	EFA	14.00% to 18.00%	40432XAT8
SPDR® S&P® Homebuilders ETF (“XHB”)	U.S. homebuilding equities	XHB	15.00% to 19.00%	40432XAU5

1 Expected range. The actual Maximum Cap with respect to each offering will be determined on the Pricing Date.

Indicative Terms*

Principal Amount	$1,000 per security
Term	18 months
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the relevant Maximum Cap
Buffer Value	With respect to each offering, -10%
Payment at Maturity per security

If the relevant underlying Reference Return is greater than zero, you will receive the lesser of:

a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:

$1,000 (zero return).

If the relevant Reference Return is less than the relevant Buffer Value:

$1,000 + ($1,000 × (Reference Return + 10%)). For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the relevant Buffer Value, you may lose up to 90% of your investment.

Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-5
Final Value	See page FWP-5
Pricing Date	February 25, 2013
Trade Date	February 25, 2013
Original Issue Date	February 28, 2013
Final Valuation Date	August 25, 2014
Maturity Date	August 28, 2014

The Buffered AMPSTM

For investors who seek a particular Market Exposure and who believe the corresponding Reference Asset will appreciate over the term of the Buffered AMPS, the Buffered AMPS provide an opportunity for accelerated returns (subject to a Maximum Cap). If the Reference Return is below the Buffer Value, then the Buffered AMPS provide 1:1 exposure to any potential decline in the Reference Asset beyond -10%.

If the relevant Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the relevant Reference Asset appreciation up to the relevant Maximum Cap. If the relevant Reference Asset declines, you will lose 1% of your investment for every 1% decline in the relevant Reference Asset beyond the -10% Buffer Value.

The offering period for the Buffered AMPS is through February 25, 2013

* As more fully described beginning on page FWP-4.

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and assuming a 9.50% Maximum Cap. The actual Maximum Cap with respect to your Buffered AMPS will be determined on the Pricing Date.

S&P 500® Index	Russell 2000® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of January 25, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary, and Energy.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of December 31, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology, and Health Care.

iShares® MSCI EAFE Index Fund	SPDR® S&P® Homebuilders ETF
The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of January 25, 2013, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

The XHB seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P Homebuilders Select IndustryTM Index, which measures the performance of the homebuilding segment of the U.S. equity market.

As of January 25, 2013, the S&P Homebuilders Select IndustryTM Index was comprised of 35 stocks.

For further information on each Reference Asset please see “Information Relating to the Securities Linked to the S&P 500® Index,” “Information Relating to the Securities Linked to the Russell 2000® Index,” “Information Relating to the Securities Linked to the iShares® MSCI EAFE Index Fund,” or “Information Relating to the Securities Linked to the SPDR® S&P® Homebuilders ETF,” as applicable, on page FWP-13, FWP-15, FWP 16, or FWP-17, as applicable, and “The S&P 500® Index,” “The Russell 2000® Index,” or “The iShares® MSCI EAFE Index Fund,” as applicable, in the accompanying Equity Index Underlying Supplement or ETF Underlying Supplement, as applicable. We have derived all disclosure regarding the Reference Assets from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Assets.

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HSBC USA Inc. Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPS)

S&P 500® Index

Russell 2000® Index

iShares® MSCI EAFE Index Fund

SPDR® S&P® Homebuilders ETF

This free writing prospectus relates to four offerings of Buffered Accelerated Market Participation Securities. Each of the four securities will have the respective terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is negative, lose up to 90% of your principal.

This free writing prospectus relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each index or index fund, a “Reference Asset”). Each of the four securities will have a different Maximum Cap. The performance of each of the four securities does not depend on the performance of any of the other securities. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset, as described below. The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per security

Reference Asset:	The relevant underlying index or index fund, as indicated below

Reference Asset	Ticker	Upside Participation Rate	Maximum Cap[1]	CUSIP/ISIN

S&P 500® Index	SPX	200%	9.50% to 13.50%	40432XAR2/US40432XAR26

Russell 2000® Index	RTY	200%	14.00% to 18.00%	40432XAS0/US40432XAS09

iShares® MSCI EAFE Index Fund	EFA	200%	14.00% to 18.00%	40432XAT8/US40432XAT81

SPDR® S&P® Homebuilders ETF	XHB	200%	15.00% to 19.00%	40432XAU5/US40432XAU54

[1] Expected with respect to each offering of securities. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

Trade Date:	February 25, 2013

Pricing Date:	February 25, 2013

Original Issue Date:	February 28, 2013

Final Valuation Date:	August 25, 2014, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the relevant accompanying underlying supplement.

Maturity Date:	3 business days after the Final Valuation Date, and expected to be August 28, 2014. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the relevant accompanying underlying supplement.

Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows: Final Value – Initial Value Initial Value

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Final Settlement Value:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Buffer Value	With respect to each offering, -10%

Initial Value:	The Official Closing Value of the relevant Reference Asset on the Pricing Date.

Final Value:	With respect to each of the SPX and the RTY, the Official Closing Value of such Reference Asset on the Final Valuation Date. With respect to the EFA and XHB, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying ETF Underlying Supplement.

Official Closing Value:	The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX, “SPX <INDEX>”, with respect to the RTY, “RTY <INDEX>”, with respect to the EFA, “EFA UP <EQUITY>”, and with respect to the XHB, “XHB <EQUITY>”), or, for each Reference Asset, any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Form of Securities:	Book-Entry

Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to four separate offerings of securities, each linked to a different Reference Asset identified on the cover page. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each offering of securities relates to a Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and either the Equity Index Underlying Supplement dated March 22, 2012 (for securities linked to the SPX or the RTY) or the ETF Underlying Supplement dated March 22, 2012 (for securities linked to the EFA or XHB), as applicable. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and either page S-1 of the Equity Index Underlying Supplement or page S-2 of the ETF Underlying Supplement, as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplements) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and relevant underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement and relevant underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

For securities linked to the SPX or the RTY:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

For securities linked to the EFA or XHB:

}	The ETF Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016689/v306692_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount of securities (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the relevant Reference Return is less than the Buffer Value, you may lose up to 90% of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor and Reference Issuer

With respect to securities linked to the SPX, S&P Dow Jones Indices LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor. With respect to securities linked to the RTY, the Russell Investment Group is the reference sponsor. With respect to securities linked to the EFA, iShares, Inc. is the reference issuer. With respect to securities linked to the XHB, SSgA Funds Management, Inc. is the reference issuer.

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INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

} You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

} You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

} You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

} You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

} You are willing to forego dividends or other distributions paid to holders of the stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

} You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the securities to maturity.

} You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

}    You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

}     You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

}     You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is below -10%.

}     You seek an investment that provides full return of principal.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}     You prefer to receive the dividends or other distributions paid on the stocks comprising the relevant Reference Asset, or the Reference Asset itself, as applicable.

}     You seek current income from your investment.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the securities to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and either page S-1 of the Equity Index Underlying Supplement or page S-2 of the ETF Underlying Supplement, as applicable. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the relevant Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

If your securities are linked to the SPX or RTY:

}	“— General risks related to Indices” in the Equity Index Underlying Supplement;

If your securities are linked to the RTY:

}	“— Small-Capitalization or Mid-Capitalization Companies Risk” in the Equity Index Underlying Supplement;

If your securities are linked to the EFA or XHB:

}	“— General risks related to Index Funds” in the ETF Underlying Supplement;

If your securities are linked to the EFA:

}	“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and, to a Lesser Extent, Foreign Markets” in the ETF Underlying Supplement;

}	“— Risks Associated with Non-U.S. Companies” in the ETF Underlying Supplement;

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}	“— Time differences between the Domestic and Foreign Markets and New York City may create discrepancies in the Trading Level or Price of the Notes” in the ETF Underlying Supplement;

}	“— The Notes are Subject to Currency Exchange Risk” in the ETF Underlying Supplement; and

}	“— Even if our or our Affiliates’ Securities are held by an Index Fund, We or our Affiliates will not have any Obligation to Consider Your Interests” in the ETF Underlying Supplement.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%. Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You may lose up to 90% of your investment at maturity if the relevant Reference Return is negative.

The appreciation on the securities is limited by the relevant Maximum Cap.

You will not participate in any appreciation in the value of the relevant Reference Asset (as multiplied by the Upside Participation Rate) beyond the relevant Maximum Cap. The Maximum Cap (to be determined on the Pricing Date) will not be less than 9.50% or greater than 13.50% with respect to the securities linked to the SPX, will not be less than 14.00% or greater than 18.00% with respect to the securities linked to the RTY, will not be less than 14.00% or greater than 18.00% with respect to the securities linked to the EFA, and will not be less than 15.00% or greater than 19.00% with respect to the securities linked to the XHB. You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents comprising such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset. The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset. The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

The securities linked to the XHB are subject to risks associated with home building.

The XHB invests in companies that operate in the U.S. homebuilding industry. The homebuilding industry is significantly affected by a number of, factors including local economic conditions and real estate markets, as well as by weather conditions, natural disasters and geopolitical events. Companies in this industry can be significantly affected by changes in the national, regional and local real estate markets. This industry is also sensitive to interest rate fluctuations, which can cause changes in the availability of mortgage capital, and limit the purchasing power of potential homebuyers. The industry can be significantly affected by changes in government spending, consumer confidence, demographic patterns, and the level of new and existing home sales.

The securities linked to the XHB are subject to risks associated with an investment in a concentrated industry.

The XHB invests in companies that operate in the U.S. homebuilding industry. Therefore, an investment in the securities may carry risks similar to a concentrated securities investment in a single industry. The XHB lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. Accordingly, a decline in value of stock prices of companies in the U.S. homebuilding industry would adversely affect the performance of the XHB, and consequently, the value of the securities.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value. We cannot predict the Final Value of the relevant Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or the return on your securities. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	200%

}	Hypothetical Maximum Cap:	9.50% (The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and with respect to the securities linked to the SPX will not be less than 9.50% or greater than 13.50%, with respect to the securities linked to the RTY will not be less than 14.00% or greater than 18.00%, with respect to the securities linked to the EFA will not be less than 14.00% or greater than 18.00%, and with respect to the securities linked to the XHB will not be less than 15.00% or greater than 19.00%).

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Security
100.00%	$1,095.00	9.50%
80.00%	$1,095.00	9.50%
60.00%	$1,095.00	9.50%
40.00%	$1,095.00	9.50%
20.00%	$1,095.00	9.50%
15.00%	$1,095.00	9.50%
10.00%	$1,095.00	9.50%
4.75%	$1,095.00	9.50%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 2.00%.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and, as multiplied by the Upside Participation Rate, equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 15.00%.

Reference Return:	15.00%
Final Settlement Value:	$1,095.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,095.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 9.50%)

= $1,095.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the relevant Reference Return is less than zero but greater than the Buffer Value of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of securities (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Because the relevant Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%))

= $1,000 + ($1,000 × (-30.00% + 10%))

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Value of -10%. YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of January 25, 2013 were: Information Technology, Financials, Health Care, Consumer Discretionary and Energy.

In September 2012, S&P Dow Jones Indices LLC updated its index methodology so that, subject to several exceptions, shareholdings by specified types of insiders that represent more than 5% of the outstanding shares of a security are removed from the float for purposes of calculating the SPX.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 25, 2008 through January 25, 2013. The closing level for the SPX on January 25, 2013 was 1,502.96. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SPX on the Final Valuation Date.

License Agreement

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC.  “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by HSBC.  The S&P 500® Index (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by HSBC.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Index to track general market performance.  S&P Dow Jones Indices’ only relationship to HSBC with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices.  The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to HSBC or the securities.  S&P Dow Jones Indices has no obligation to take the needs of HSBC or the holders of the securities into consideration in determining, composing or calculating the Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within the Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.   Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by HSBC, but which may be similar to and competitive with the securities.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Index.  It is possible that this trading activity will affect the value of the Index and the securities.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

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EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY HSBC, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND HSBC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX

The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of December 31, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology, and Health Care.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-21 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from January 25, 2008 through January 25, 2013. The closing level for the RTY on January 25, 2013 was 905.24. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the RTY on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE iShares® MSCI EAFE Index Fund

The disclosure relating to the EFA contained below relates only to the offering of securities linked to the EFA.

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of January 25, 2013, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” beginning on page S-24 of the accompanying ETF Underlying Supplement.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from January 25, 2008 through January 25, 2013. The closing price for the EFA on January 25, 2013 was $59.03. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EFA on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$79.22	$65.63	$71.90
4/1/2008	6/30/2008	$78.76	$68.06	$68.70
7/1/2008	9/30/2008	$68.39	$52.36	$56.30
10/1/2008	12/31/2008	$56.42	$35.53	$44.87
1/2/2009	3/31/2009	$45.61	$31.56	$37.59
4/1/2009	6/30/2009	$49.18	$37.28	$45.81
7/1/2009	9/30/2009	$56.31	$43.49	$54.70
10/1/2009	12/31/2009	$57.66	$52.42	$55.30
1/4/2010	3/31/2010	$58.00	$49.94	$56.00
4/1/2010	6/30/2010	$58.08	$45.86	$46.51
7/1/2010	9/30/2010	$55.81	$46.45	$54.92
10/1/2010	12/31/2010	$59.50	$53.85	$58.23
1/3/2011	3/31/2011	$61.98	$54.69	$60.09
4/1/2011	6/30/2011	$64.35	$56.71	$60.14
7/1/2011	9/30/2011	$60.86	$46.09	$47.75
10/3/2011	12/30/2011	$55.86	$45.46	$49.53
1/3/2012	3/30/2012	$55.91	$48.99	$54.90
4/2/2012	6/29/2012	$55.68	$46.55	$49.96
7/2/2012	9/28/2012	$55.57	$47.30	$53.00
10/1/2012	12/31/2012	$56.88	$51.63	$56.82
1/1/2013*	1/25/2013*	$59.03	$56.07	$59.03

* * As of the date of this free writing prospectus available information for the first calendar quarter of 2013 includes data for the period from January 1, 2013 through January 25, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

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INFORMATION RELATING TO THE SPDR® S&P® Homebuilders ETF

The disclosure relating to the XHB contained below relates only to the offering of securities linked to the XHB.

Description of the XHB

General

We have derived all information relating to the XHB, including, without limitation, its make-up, performance, method of calculation and changes in its components from publicly available sources. The XHB is a unit investment trust registered under the Investment Company Act of 1940 that is designed to generally replicate as closely as possible, before expenses, the total performance of the Underlying Index. The XHB is listed on the NYSE Arca under the ticker symbol “XHB.” Information provided to or filed with the SEC by the XHB pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.  Information from outside sources is not incorporated by reference in, and should not be considered a part of, this document.  We have not undertaken any independent review of, or made any due diligence inquiry with respect to, such information.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  As a prospective purchaser of the securities, you should undertake an independent investigation of the XHB as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XHB.

Investment Objective

The XHB seeks to replicate as closely as possible, before fees and expenses, the total return of the Underlying Index.

Investment Strategy — Replication

The XHB pursues the indexing strategy of "replication" in attempting to track the performance of the Underlying Index. The XHB will invest in all of the securities that comprise the Underlying Index. The XHB will normally invest substantially all, but at least 80% of its total assets, in the common stocks that comprise the Underlying Index.

The Underlying Index

The Underlying Index is published by the Index Sponsor. The Underlying Index is an equal weighted market cap index. As of January 25, 2013, the Underlying Index was comprised of 35 stocks.

The Underlying Index represents the homebuilders industry group of the S&P Total Market Index (the "S&P TMI"). The Underlying Index is one of 25 of the S&P Select Industry Indices (the "Select Industry Indices"), each designed to measure the performance of a sub-industry or group of sub-industries determined based on the Global Industry Classification Standards ("GICS"). Membership in the Select Industry Indices is based on the GICS classification, as well as liquidity and market cap requirements. Companies in the Select Industry Indices are classified based primarily on revenues; however, earnings and market perception are also considered.

The Underlying Index consists of the S&P TMI constituents belonging to the particular GICS sub-industry or group of sub-industries that are U.S.-based companies, and which satisfy the following criteria:

•	have a float-adjusted market capitalization above $500 million with a float-adjusted liquidity ratio (defined by dollar value traded over the previous 12 months divided by the float-adjusted market capitalization as of the applicable index rebalancing reference date) above 90%; or

•	have a float-adjusted market capitalization above $400 million with a float-adjusted liquidity ratio (as defined above) above 150%.

The length of time to evaluate liquidity is reduced to the available trading period for initial public offerings or spin-offs that do not have 12 months of trading history. If there are fewer than 35 stocks, stocks from a supplementary list of highly correlated sub-industries that meet the market capitalization and liquidity thresholds are included in order of their float-adjusted market capitalization. The market capitalization threshold may be relaxed to ensure that there are at least 22 stocks in the Underlying Index as of the rebalancing effective date. Existing constituents are removed at the quarterly rebalancing effective date if either their float-adjusted market capitalization falls below $300 million or their float-adjusted liquidity ratio falls below 50%. The market capitalization threshold and the liquidity threshold are each reviewed from time to time based on market conditions. Rebalancing occurs on the third Friday of the quarter ending month. The S&P TMI tracks all the U.S. common stocks listed on the NYSE (including NYSE Arca and NYSE Amex) and Nasdaq.

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Historical Performance of the XHB

The following graph sets forth the historical performance of the XHB based on the daily historical closing prices from January 25, 2008 through January 25, 2013. The closing price for the XHB on January 25, 2013 was $29.12. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the XHB should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the XHB on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$24.36	$15.22	$21.77
4/1/2008	6/30/2008	$24.50	$16.50	$16.62
7/1/2008	9/30/2008	$24.93	$13.81	$19.54
10/1/2008	12/31/2008	$20.10	$8.21	$11.97
1/2/2009	3/31/2009	$13.22	$8.00	$10.62
4/1/2009	6/30/2009	$14.28	$10.31	$11.75
7/1/2009	9/30/2009	$16.74	$9.04	$15.03
10/1/2009	12/31/2009	$15.71	$13.50	$15.11
1/4/2010	3/31/2010	$17.20	$14.61	$16.82
4/1/2010	6/30/2010	$20.00	$14.29	$14.30
7/1/2010	9/30/2010	$16.01	$13.59	$15.81
10/1/2010	12/31/2010	$17.74	$15.23	$17.39
1/3/2011	3/31/2011	$18.78	$17.14	$18.21
4/1/2011	6/30/2011	$19.20	$16.96	$18.05
7/1/2011	9/30/2011	$18.63	$13.02	$13.29
10/3/2011	12/30/2011	$17.36	$12.22	$17.10
1/3/2012	3/30/2012	$21.98	$17.20	$21.33
4/2/2012	6/29/2012	$22.42	$18.93	$21.35
7/2/2012	9/28/2012	$26.16	$20.57	$24.82
10/1/2012	12/31/2012	$27.05	$24.01	$26.60
1/1/2013*	1/25/2013*	$29.16	$25.80	$29.12

* * As of the date of this free writing prospectus available information for the first calendar quarter of 2013 includes data for the period from January 1, 2013 through January 25, 2013. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2013.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 0.50% and referral fees of up to 0.60% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 0.60% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the relevant Reference Asset. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the EFA and XHB (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the security at fair market value and sold them at fair market value on the Maturity Date (if the security was held until the Maturity Date) or on the date of sale or exchange of the security (if the security was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security).

Although the matter is not clear, there exists a risk that an investment in the securities linked to the EFA or XHB will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the EFA or XHB will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the EFA or XHB will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after December 31, 2013. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on January 1, 2014. Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the securities.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-20

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$     Buffered Accelerated Market

Participation Securities Linked to

the S&P 500® Index

$     Buffered Accelerated Market

Participation Securities Linked to

the Russell 2000® Index

$     Buffered Accelerated Market

Participation Securities Linked to

the iShares® MSCI EAFE Index

Fund

$     Buffered Accelerated Market

Participation Securities Linked to

the SPDR® S&P® Homebuilders ETF

February 1, 2013

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-7
Investor Suitability	FWP-8
Risk Factors	FWP-8
Illustrative Examples	FWP-11
Information Relating to the Securities Linked to the S&P 500® Index	FWP-13
Information Relating to the Securities Linked to the Russell 2000® Index	FWP-15
Information Relating to the Securities Linked to the iShares® MSCI EAFE Index Fund	FWP-16
Information Relating to the Securities Linked to the SPDR® S&P® Homebuilders ETF	FWP-17
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-19
U.S. Federal Income Tax Considerations	FWP-20

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

ETF Underlying Supplement
Risk Factors	S-2
Reference Sponsors	S-8
The SPDR® Dow Jones Industrial AverageSM ETF Trust	S-8
The POWERSHARES QQQ TRUSTSM, SERIES 1	S-11
The iShares® MSCI Mexico Investable Market Index Fund	S-15
The iShares® MSCI Brazil Index Fund	S-18
The iShares® MSCI Emerging Markets Index Fund	S-21
The iShares® MSCI EAFE Index Fund	S-24
The SPDR S&P 500 ETF Trust	S-26
The Market Vectors Gold Miners ETF	S-30
The iShares® Dow Jones U.S. Real Estate Index Fund	S-33
The iShares® FTSE China 25 Index Fund	S-36
The iShares® S&P Latin America 40 Index Fund	S-39
The Financial Select Sector SPDR® Fund	S-42
The iShares® Dow Jones Transportation Average Index Fund	S-45
The Energy Select SPDR® Fund	S-47
The Health Care Select SPDR® Fund	S-50
Other Components	S-52
Additional Terms of the Notes	S-52

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60